                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

    SUBSIDIARY NAME        STATE OF INCORPORATION             DOING BUSINESS AS
    ---------------        ----------------------             -----------------
1.  PH Hydraulics and             Ohio                        PH Hydraulics and
    Automation, Inc.                                          Automation, Inc.
                                                              PH Trueblood
                                                              The PH Companies

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